Exhibit F, Schedule 9(d)

Enron Corp
Transition Services Agreement
Billings from and payments to  Prisma


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
------------------------------------------------------------------------ -----------------------------------------------------------
                                               Billings to Prisma                                           Billings From Prisma
                                   ------------------------------------                               -----------------------------
             Service Type                   01/01/04 -      09/01/04 -        Service Type              01/01/04 -        09/01/04 -
                                            08/31/04        12/31/04                                    08/31/04          12/31/04
----------------------------------------------------------------------- ------------------------------------------------------------

Enron Networks Services
  IT Service                              1,680,000.00   $  479,012.00  Payroll & 3rd party expenses  $ 7,288,698.00    1,854,592.00
  Pass Thru and Market Data                              $  100,035.01  for operating Estate Assets
  Inventory                                              $         -


Enron Property Services
  Record Ctr, Parking,                      538,000.00   $  302,522.45
    Transp, Facilities,
  Rent, Security etc.

Financial and Accounting Services
  SAP Usage & ISC Support                                $  200,000.00
    (changes in 2005)
  Tax Services                                           $           -
  Cash Management Services                               $   74,000.00
  Risk Assessment & Control                              $  114,928.00
  Insurance & Related Services                           $    1,359.00
  Corp Shared Services                   28,383,000.00   $           -

Corporate Staff HR Services
  Payroll & HR Info Sys                              0               0

Corporate Legal Services                             0               0


                                   ------------------------------------                               --------------- --------------
                    TOTAL              $ 30,601,000.00   $1,271,856.46             TOTAL              $ 7,288,698.00  $ 1,854,592.00
                                   ====================================                               =============== ==============


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